AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


          This Amendment No. 1 to Employment Agreement, dated as of September 30, 1997, is made between Seragen, Inc. (the "Company") and Elizabeth Chen ("Chen").

          WHEREAS, the Company and Chen have entered into an Employment Agreement, dated as of January 15, 1997, as amended by waivers to the Employment Agreement dated as of March 28, 1997, and September 3, 1997 (collectively, the "Agreement"); and

          WHEREAS, the Company and Chen desire to amend the Agreement;

          NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

          1. Capitalized terms used in this Amendment and not otherwise defined in this Amendment have the same meaning as in the Agreement.

          2. Section 3(b)(ii)(2) of the Agreement is hereby amended to read as follows:

          "(2) The options shall be exercisable in accordance with the terms of the Plan, including the right to pay the option exercise price in whole or in part by surrendering shares of Common Stock or Restricted Stock (as such term is defined in the Plan) held by Chen for at least six months prior to the exercise date with an aggregate Fair Market Value equal to the option exercise price or in accordance with a cashless exercise program established with a securities brokerage firm and approved by the Company, and shall provide that stock certificates to be issued upon exercise of vested Options shall be issued outright and free of escrow no later than five (5) business days after the date of exercise."

          3. Except as expressly modified in this Amendment, all other obligations of the Company and of Chen contained in the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the day and year first written above.

                                   CHEN:


                                   /s/ Elizabeth Chen
                                   -------------------
                                   Elizabeth Chen


                                   SERAGEN, INC.



                              By: /s/ Reed R. Prior
                                  --------------------------
                                   Reed R. Prior
                                   Chairman, Chief Executive
                                   Officer and Treasurer